Exhibit 99.1


Contact:     Robert J. Hugin                            Brian P. Gill
             President and                              Vice President,
             Chief Operating Officer                    Corporate Communications
             Celgene Corporation                        Celgene Corporation
             (908) 673-9102                             (908) 673-9530

                  CELGENE CORPORATION REVIEWS 2006 ACHIEVEMENTS
                      AND ANNOUNCES 2007 FINANCIAL OUTLOOK

o COMPANY REPORTS EXCEPTIONAL OPERATING PERFORMANCE IN 2006 DRIVEN BY RECORD REVENUE AND PROFITS
       o TOTAL REVENUE FOR 2006 INCREASED APPROXIMATELY 60 PERCENT TO $890 MILLION RANGE (UNAUDITED)
       o REVLIMID(R) NET PRODUCT SALES REACHED A RANGE OF $315 TO $320 MILLION (UNAUDITED)
       o THALOMID(R) NET PRODUCT SALES REACHED A RANGE OF $425 TO $430 MILLION (UNAUDITED)
       o   ADJUSTED DILUTED EARNINGS PER SHARE EXPECTED TO NEARLY TRIPLE

o   RECENT HIGHLIGHTS
       o MORE THAN 131 ABSTRACTS PRESENTED AT ASH 2006; 25 ORAL PRESENTATIONS INCLUDING UPDATED CLINICAL DATA FOR REVLIMID IN NEWLY DIAGNOSED MULTIPLE MYELOMA, NON-DELETION 5Q MDS, CLL & NON-HODGKINS LYMPHOMA
           (NHL)
       o CELGENE ADDED TO THE S&P 500 INDEX ON NOVEMBER 3, 2006, AND SUBSEQUENTLY COMPLETED 20 MILLION SHARE OFFERING RAISING MORE THAN $1.0 BILLION
       o   CELGENE ACQUIRED API MANUFACTURING FACILITY IN SWITZERLAND

o   CELGENE FORECASTS STRONG REVENUE AND EARNINGS GROWTH IN 2007
       o   TOTAL REVENUE IN 2007 EXPECTED TO INCREASE TO $1.3 BILLION RANGE
       o ADJUSTED DILUTED EARNINGS PER SHARE IN 2007 TARGETED TO DOUBLE YEAR-OVER-YEAR TO APPROXIMATELY $1.00

o   2007 MILESTONES
       o   REVLIMID EMEA APPROVAL
       o REVLIMID EUROPEAN LAUNCHES FOLLOWING LOCAL PRICE, REIMBURSEMENT AND DISTRIBUTION APPROVALS
       o   INITIATE REVLIMID CLL & NHL PHASE III SPA TRIALS
       o REVLIMID NEWLY DIAGNOSED MULTIPLE MYELOMA PHASE III DATA FROM ECOG E4A03TRIAL
       o   ADVANCE CC-10004 IN PDE4/TNF INDICATIONS
       o   INITIATE REGULATORY STUDIES FOR CC-4047 IN HEMATOLOGY AND SOLID
           TUMORS

SUMMIT, NJ - (JANUARY 8, 2007) - CELGENE CORPORATION (NASDAQ: CELG) reviewed recent corporate highlights and provided its outlook for 2007 milestones at the JPMorgan 25th Annual Healthcare Conference. In 2006, Celgene achieved exceptional results in its commercial, financial, clinical, regulatory and international performance, underscored by FDA approvals for REVLIMID(R) and THALOMID(R), and three product launches that delivered record results towards maximizing the commercial potential of REVLIMID and THALOMID for the treatment of patients with certain blood cancers in the U.S.

The Company's commercial performance was based on record total revenue and profits supported primarily by multiple product revenue streams including, REVLIMID, THALOMID, ALKERAN(R), FOCALIN XR(TM) and the Ritalin Family of products. The successful growth of product revenue continues to reflect the positive reception by hematologist/oncologists for REVLIMID and THALOMID based on the approved indications, clinical findings presented worldwide at major international medical meetings, and clinical data reported in peer-reviewed publications.

In 2006, preliminary unaudited results indicate that total revenue will increase by 60 percent, year-over-year, to approximately $890 million. Adjusted diluted earnings per share nearly tripled. The Company will report its 2006 full-year financial results on February 1, 2007.

2007 total revenue growth is targeted to increase to a $1.3 billion range, and adjusted diluted earnings per share are targeted to double to approximately $1.00.

WEBCAST

A Webcast of the Company's JPMorgan 25th Annual Healthcare Conference presentation, scheduled for Monday, January 8 at 4:30 pm PT, can be accessed by going to Celgene's website, www.celgene.com, and clicking on "Investor Relations", and then "webcast event". This event will be archived and accessible until 12:00 p.m. ET, January 15, 2007 at Celgene's Investor Relations page.

ABOUT CELGENE

Celgene Corporation, headquartered in Summit, New Jersey is an integrated global pharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company's website at www.celgene.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE COMPANY'S CONTROL, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE RESULTS OF CURRENT OR PENDING RESEARCH AND DEVELOPMENT ACTIVITIES, ACTIONS BY THE FDA AND OTHER REGULATORY AUTHORITIES, AND OTHER FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS OUR 10K, 10Q AND 8K REPORTS.

                                      # # #